UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Acacia Communications, Inc.

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Cisco Systems, Inc.

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

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Subject Company: Acacia Communications, Inc.

Commission File No.: 001-37771

The following is a press release released by Cisco Systems, Inc. on January 14, 2021.

Cisco and Acacia Communications Announce Amended Merger Agreement

News Summary:

The acquisition of Acacia reinforces Cisco’s commitment to optics as a building block that will enhance Cisco’s ‘Internet for the Future’ strategy with world class coherent optical solutions.

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Cisco is committed to supporting Acacia’s existing customers around the world as well as new customers that require industry-leading coherent optics, digital signal processing / photonic integrated circuit modules and transceivers for use in networking products and data centers.

•	Cisco has agreed to acquire Acacia for $115 per share in cash, or approximately $4.5 billion on a fully diluted basis, net of cash and marketable securities.

Cisco (NASDAQ: CSCO) and Acacia Communications (NASDAQ: ACIA) today announced an amendment to the definitive merger agreement under which Cisco previously agreed to acquire Acacia. Under the terms of the amended agreement, Cisco would acquire Acacia for $115 per share in cash, or for approximately $4.5 billion on a fully diluted basis, net of cash and marketable securities. Cisco and Acacia expect to complete the acquisition by the end of the first calendar quarter of 2021, subject to closing conditions, including Acacia stockholder approval.

Upon completion of the acquisition, CEO Raj Shanmugaraj and Acacia employees will join Cisco’s Optics business.

“I am delighted that Cisco and Acacia have decided to come together in this mutual deal,” said Chuck Robbins, chairman and CEO, Cisco. “We look forward to welcoming Raj and the Acacia team to Cisco to offer our customers world-class coherent optical solutions to power the Internet for the future.”

The pending acquisition of Acacia reinforces Cisco’s commitment to optics as a critical building block that will enhance the company’s ‘Internet for the Future’ strategy with world class coherent optical solutions for customers, further enabling them to address the unprecedented scale of modern IT. Cisco is committed to supporting Acacia’s existing and new customers around the world that require industry-leading coherent optics, digital signal processing / photonic integrated circuit modules and transceivers for use in networking products and data centers.

“Both Cisco and Acacia have been focused on helping customers create a simpler operations environment, with a shared vision for the future of routing and switching with pluggable optics,” said Bill Gartner, senior vice president and general manager, Cisco Optical Systems and Optics Group. “Together we will ignite our strategy to transform the optical world as we know it, with innovative solutions to boost network capacity inside and outside the data center.”

“We maintain our strong conviction in the strategic benefits of joining the Cisco family and believe it will enable us to better support our existing customers, while reaching an expanded footprint of new customers globally,” said Raj Shanmugaraj, president and CEO of Acacia. “We are pleased to have reached this agreement with Cisco and are excited to move forward with the combination which we believe will transform the optical industry, while providing great opportunities for Acacia employees to continue their innovation.”

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By implementing optical interconnect technology in a silicon-based platform, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. For more information about Acacia, visit www.acacia-inc.com or follow on Twitter at @AcaciaComms.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in technology that powers the Internet. Cisco inspires new possibilities by reimagining your applications, securing your data, transforming your infrastructure, and empowering your teams for a global and inclusive future. Discover more on Network and follow us on Twitter at @Cisco.

Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco’s trademarks can be found at www.cisco.com/go/trademarks.

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Forward Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding the expected timing of the closing of the acquisition of Acacia Communications, the enhancement to Cisco’s strategy, support of Acacia’s existing customers and new customers, and Acacia personnel. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the satisfaction of the closing conditions to the acquisition, including Acacia stockholder approval, litigation related to the transaction, general economic conditions, including as related to the ongoing COVID-19 pandemic, the retention of employees of Acacia and the ability of Cisco to successfully integrate Acacia’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 17, 2020 and on its most recent annual report on Form 10-K filed with the SEC on September 3, 2020, as well as the “Risk Factors” section of Acacia’s most recent quarterly report on Form 10-Q filed with the SEC on November 9, 2020 and on its most recent annual report on Form 10-K filed with the SEC on February 18, 2020. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Acacia will file with the SEC a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to stockholders of Acacia. Acacia’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Acacia by going to Acacia’s Investor Relations page on its corporate website at http://ir.acacia-inc.com/ or by contacting Acacia Investor Relations at (212) 871-3927.

Acacia and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Acacia’s stockholders with respect to the acquisition. Information about Acacia’s executive officers and directors, including their ownership of Acacia securities, is set forth in Acacia’s annual report on Form 10-K filed with the SEC on February 18, 2020, as amended on April 29, 2020, and Acacia’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Acacia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Acacia’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on October 21, 2020, annual report on Form 10-K filed with the SEC on September 3, 2020, Form 8-Ks filed with the SEC on November 13, 2020, November 30, 2020, December 11, 2020, December 17, 2020 and January 7, 2021, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.